Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports First Quarter Results

Company’s operating results improve by over $5 million compared to first quarter of 2006

Beaverton, Ore. — May 4, 2007 — Digimarc Corporation (NASDAQ: DMRC) today announced financial results for the first quarter ended March 31, 2007, reporting significant financial improvement over the comparable period in 2006.

First quarter revenue totaled $26.8 million, 1% lower than revenue of $27.2 million for the comparable period of 2006. The first quarter net loss of $(1.0) million, or $(0.05) per fully diluted share was an improvement of $5.2 million from the net loss of $(6.2) million, or $(0.30) per fully diluted share, for the comparable period of 2006.

Operating expenses for the first quarter were $11.4 million, which was 18% lower than the $14.0 million in expenses incurred in the first quarter of 2006.

Cash flow from operations for the first quarter was $5.4 million, a $5.0 million improvement from the first quarter of 2006.

The Company generated Adjusted EBITDA for the first quarter of $3.5 million, or 13% of revenues, an improvement of $5.3 million from $(1.8) million in the first quarter of 2006.  Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

First quarter business highlights

•                  Media reports in the New York Times and other publications highlighted the success that Massachusetts and Kansas have had using Digimarc facial recognition-based Biometric Identification to stop driver license fraud.

•                  Adoption of Digimarc secure driver license solutions continued in Africa with a new driver license contract in Mozambique.

•                  A new Digimarc patent (U.S. Patent No. 7,171,016) was issued that proposes a solution for identifying digitally watermarked music, images or movies on multiple Internet sites.

•                  A license agreement with Card Scanning Solutions, a provider of ID scanning and verification solutions, was announced enabling Card Scanning to offer its nearly 1,000 licensees Digimarc® IDMarc™ capabilities to authenticate U.S. driver licenses at commercial points of inspection.

•                  A patent licensing agreement with USVO Inc. was announced for use of digital watermarking technology in commercially available video, pre-release video, and home marketing screening video.

Conference Call

Digimarc will hold its first quarter 2007 earnings conference call on Friday, May 4, 2007, at 7 a.m. PT / 10 a.m. ET. The call will be open to the general public and the media, and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q1 2007 Earnings Release Conference Call” icon on the “Investor Relations Events” page.  This Web cast will also be available for later listening at both sites for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 300 issued U.S. patents with more than 6,000 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2006, in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Revenue:
Service	$21,299	$20,458	$22,290
Product and subscription	5,547	4,956	4,903
Total revenue	26,846	25,414	27,193

Cost of Revenue:
Service	14,715	13,578	17,099
Product and subscription	2,100	2,147	2,549
Total cost of revenue	16,815	15,725	19,648

Gross Profit:
Service	6,584	6,880	5,191
Product and subscription	3,447	2,809	2,354
Total gross profit	10,031	9,689	7,545

Percentage of gross profit to revenues:
Service	31%	34%	23%
Product and subscription	62%	57%	48%
Percentage of total gross profit to total revenues	37%	38%	28%

Operating expenses:
Sales and marketing	4,277	3,691	4,539
Research, development and engineering	2,042	1,881	3,236
General and administrative	4,098	4,418	5,210
Amortization of intangibles	500	511	573
Intellectual property	499	402	431
Total operating expenses	11,416	10,903	13,989

Operating income (loss)	(1,385)	(1,214)	(6,444)

Other income (expense), net	382	386	357
Income (loss) before provision for income taxes	(1,003)	(828)	(6,087)
Provision for income taxes	(19)	(84)	(85)
Net income (loss)	$(1,022)	$(912)	$(6,172)

Net income (loss) per share - basic	$(0.05)	$(0.04)	$(0.30)
Net income (loss) per share - diluted	$(0.05)	$(0.04)	$(0.30)

Weighted average shares - basic	20,797	20,692	20,607
Weighted average shares - diluted	20,797	20,692	20,607

Digimarc Corporation

Cost of Revenue

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Cost of Revenue:
Variable	$7,611	$7,079	$8,317
Fixed field support and manufacturing	6,439	5,880	8,743
Program depreciation	2,765	2,766	2,588
Total cost of revenue	$16,815	$15,725	$19,648

Cost of Revenue (as a % of total revenue):
Variable	29%	28%	31%
Fixed field support and manufacturing	24%	23%	32%
Program depreciation	10%	11%	9%
Total cost of revenue	63%	62%	72%

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$21,945	$23,135
Restricted cash	—	378
Total cash, cash equivalents and investments	21,945	23,513
Accounts receivable, net	14,089	14,403
Inventory, net	7,130	6,600
Other current assets	1,999	2,273
Total current assets	45,163	46,789

Restricted cash	9,560	9,560
Property and equipment, net	65,378	61,898
Intangibles, net	14,899	15,374
Other assets, net	1,087	1,010
Total assets	$136,087	$134,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,644	$5,708
Accrued payroll and related costs	1,698	3,894
Deferred revenue	5,290	5,050
Other current liabilities	2,068	2,258
Total current liabilities	15,700	16,910

Long-term deferred revenue, net of current	7,556	5,345
Other long-term liabilities	770	885
Total liabilities	24,026	23,140

Stockholders’ equity	112,061	111,491
Total liabilities and stockholders’ equity	$136,087	$134,631

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Cash flows from operating activities:
Net income (loss)	$(1,022)	$(912)	$(6,172)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,421	3,385	3,245
Amortization of intangibles	500	511	573
Stock-based compensation expense	1,005	730	794
Change in allowance for doubtful accounts	1	18	(64)
Other non-cash charges	(29)	(117)	—
Changes in operating assets and liabilities:
Restricted cash	378	—	499
Trade and unbilled accounts receivable, net	313	551	2,595
Inventory, net	(530)	(584)	1,608
Other current assets	234	(210)	605
Other assets, net	(77)	(102)	33
Accounts payable	936	913	(1,396)
Accrued payroll and related costs	(2,196)	(201)	(830)
Deferred revenue	2,451	1,240	(844)
Other liabilities	24	418	(214)
Net cash provided by (used in) operating activities	5,409	5,640	432
Cash flows from investing activities:
Purchase of property and equipment and capitalized labor costs	(6,897)	(3,526)	(769)
Purchase of intangibles	—	(10)	—
Sale or maturity of short-term investments	38,355	44,596	33,961
Purchase of short-term investments	(38,355)	(43,595)	(34,223)
Net cash provided by (used in) investing activities	(6,897)	(2,535)	(1,031)
Cash flows from financing activities:
Issuance of common stock	582	129	5
Purchase of common stock	(140)	(208)	—
Principal payments under capital lease obligations	(144)	(142)	(146)
Net cash provided by (used in) financing activities	298	(221)	(141)
Net increase (decrease) in cash and cash equivalents	$(1,190)	$2,884	$(740)

Supplemental disclosure of cash flow information:
Cash paid for interest	$19	$20	$16
Cash paid for income taxes	$12	$45	$—
Supplemental disclosure of cash flow information:
Equipment acquired or exchanged under capital lease obligations	$—	$—	$413

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006

Net income (loss)	$(1,022)	$(912)	$(6,172)
Adjustments:
Provision for taxes	19	84	85
Interest income, net	(393)	(363)	(309)
Depreciation	3,421	3,385	3,245
Amortization of intangibles	500	511	573
Stock compensation	1,005	730	794
Adjusted EBITDA	$3,530	$3,435	$(1,784)

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods.  Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).  The reconciliation of GAAP and Non-GAAP Financial Measures for the three months ended March 31, 2007 and 2006 and the three months ended December 31, 2006 is included in the above table.  Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements.  Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective.  Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.